Exhibit-99.1

CleanSpark Reports Fiscal Year 2023 Financial Results

Revenue grows 28% year over year; annual bitcoin production nearly doubles to 6,903

FY2023 Revenue of $168 million, net loss of $(137) million and Adjusted EBITDA of $25 million

Reports current cash and bitcoin holdings of approximately $168 million

LAS VEGAS—CleanSpark, Inc. (Nasdaq: CLSK) (the "Company"), America's Bitcoin Miner™, today reported financial results for its fiscal year ended September 30, 2023.

"This past fiscal year has been one of substantial growth and success for CleanSpark. We've not only met but exceeded many of our strategic aims and I'm proud to share these accomplishments with you,” said Zach Bradford, CEO. “We posted revenue of over $168 million, a significant increase over the last fiscal year. We expect to continue this trajectory and are optimistic about revenue growth next year, even as we prepare for the halving. Operationally, our hashrate growth year-over-year has been exceptional, highlighting our commitment to not just growing but also scaling efficiently. We achieved a remarkable milestone this year by surpassing a total hashrate of 10 exahashes per second, and that hashrate is among the most efficient in the industry.

Bradford continued, “I’m also proud to note that we’ve kept pace with the Bitcoin network’s soaring hashrate; the results of our efforts were a record 6,903 bitcoin mined for the fiscal year, almost doubling what we mined last year. Topping it off, we are entering the new year with the strongest balance sheet in our history. We believe we are the best bitcoin mining operators in the industry and are well-served by our strategy of owning and operating our own infrastructure."

“It’s been a year of significant achievements, and our financial position reflects this,” said Gary Vecchiarelli, CFO. “Our 2023 fiscal year has helped to set the stage in preparation for the halving. Most importantly, we have shored up the balance sheet, as we have almost $170 million in liquidity as of today. With our efficient fleet, world class operations and strong liquidity, we are positioned well for the future and will look to take advantage of opportunities the halving may present.

Vecchiarelli continued, “Our revenues increased by approximately $37 million, or 28% primarily driven by our growing bitcoin production, which increased 84% over the prior year. However, bitcoin price saw much volatility during the year affecting our revenues and margins accordingly. We also incurred an additional $32 million of non-cash expense related to accelerated depreciation. This acceleration was due to the reduction of estimated useful lives on our older and less efficient miners that we have pulled from service as part of our fleet upgrade or do not intend on using past the halving. Under current accounting rules, we recognized $7 million of non-cash impairment expense related to our bitcoin, $6 million of which was incurred in the fourth quarter, a byproduct of our bitcoin balance increasing over 300% between the quarters.”

Financial Highlights of Fiscal Year 2023

Financial Results for the Fiscal Year Ended September 30, 2023

•
Revenues for the year grew to $168.4 million, an increase of $36.9 million, or 28%, from $131.5 million in the prior year.
•
The Company recognized a net loss for the year of $(136.6) million, an increase of 138% compared to $(57.3) million in the prior year.
•
Adjusted EBITDA decreased to $25.0 million, a decrease of $31.1 million or (55)% from $56.1 million in the prior year.

Balance Sheet Highlights as of September 30, 2023

Assets

•
Cash: $29 million
•
Bitcoin: $56 million
•
Total current assets: $102 million
•
Total mining assets (including prepaid deposits & deployed miners, net of accumulated depreciation): $485 million
•
Total assets: $762 million

Liabilities and Stockholders' Equity

•
Current liabilities: $74 million
•
Total liabilities: $84 million
•
Total stockholders' equity: $677 million

The Company had combined cash and bitcoin holdings of $85 million and $16 million of debt as of September 30, 2023. Total outstanding shares, as of September 30, 2023, were 160.2 million.

As of November 30, 2023, the Company has combined cash and bitcoin holdings of approximately $168 million and $14.8 million of debt. Total outstanding shares, as of November 30, 2023, are 184.7 million.

Investor Conference Call and Webcast

The Company will hold its fiscal year 2023 earnings presentation and business update for investors and analysts today, November 30, 2023, at 1:30p.m. PT / 4:30p.m. ET.

Webcast URL: https://investors.cleanspark.com

The webcast will be accessible for at least 30 days on the Company's website and a transcript of the call will be available on the Company's website following the call.

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America’s Bitcoin Miner™. We own and operate data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world’s most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: appreciation in the value of bitcoin; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Non-GAAP Measure

The Company presents adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States ("GAAP"). The Company's non-GAAP "Adjusted EBITDA" excludes (i) impacts of interest, taxes, and depreciation; (ii) the Company's share-based compensation expense, unrealized gains/losses on securities, and, changes in the fair value of contingent consideration with respect to previously completed acquisitions, all of which are non-cash items that the Company believes are not reflective of the Company's general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) non-cash impairment losses related to long-lived assets (including goodwill); (iv) realized gains and losses on sales of equity securities, the amounts of which are directly related to the unrealized gains and losses that are also excluded; (v) legal fees related to litigation and various transactions, which fees management does not believe are reflective of the Company's ongoing operating activities; (vi) gains and losses on disposal of assets, the majority of which are related to obsolete or unrepairable machines that are no longer deployed; (vii) gains and losses related to discontinued operations that would not be applicable to the Company's future business activities; and (viii) severance expenses. The Company previously excluded non-cash impairment losses related to digital assets and realized gains and losses on sales of bitcoin from our calculation of adjusted EBITDA, but has determined such items are part of the Company's normal ongoing operations and will no longer be excluding them from our calculation of adjusted EBITDA.

Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company's performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate our bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, and directors. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company's bitcoin related revenue.

The Company's adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in our industry, as other companies in the Company's industry may calculate non-GAAP financial results differently. The Company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating (loss) income or any other measure of performance derived in accordance with GAAP. Although management utilizes internally and presents adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by GAAP financial results.

Accordingly, adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company's Consolidated Financial Statements, which have been prepared in accordance with GAAP.

CLEANSPARK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

	September 30, 2023	September 30, 2022

ASSETS
Current assets
Cash and cash equivalents	$29,215	$20,463
Accounts receivable, net	5	27
Inventory	809	216
Prepaid expense and other current assets	12,034	7,931
Bitcoin	56,241	11,147
Derivative investment asset	2,697	2,956
Investment in debt security, AFS, at fair value	726	610
Current assets held for sale	445	7,426
Total current assets	$102,172	$50,776

Property and equipment, net	$564,395	$376,781
Operating lease right of use asset	688	551
Intangible assets, net	4,603	6,485
Deposits on miners and mining equipment	75,959	12,497
Other long-term asset	5,718	3,990
Goodwill	8,043	—
Long-term assets held for sale	—	1,545
Total assets	$761,578	$452,625

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$65,577	$24,662
Current portion of operating lease liability	181	113
Current portion of finance lease liability	130	260
Current portion of long-term loans payable	6,992	7,786
Dividends payable	—	21
Current liabilities held for sale	1,175	1,199
Total current liabilities	$74,055	$34,041
Long-term liabilities
Operating lease liability, net of current portion	519	447
Finance lease liability, net of current portion	9	180
Loans payable, net of current portion	8,911	13,433
Deferred income taxes	857	—
Long-term liabilities held for sale	—	512
Total liabilities	$84,351	$48,613

CLEANSPARK, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(in thousands, except par value and share amounts)

	September 30, 2023	September 30, 2022

Stockholders' equity
Common stock; $0.001 par value; 300,000,000 shares authorized; 160,184,921 and 55,661,337 shares issued and outstanding, respectively	160	56
Preferred stock; $0.001 par value; 10,000,000 shares authorized; Series A shares; 2,000,000 authorized; 1,750,000 and 1,750,000 issued and outstanding, respectively	2	2
Additional paid-in capital	1,009,482	599,898
Accumulated other comprehensive income	226	110
Accumulated deficit	(332,643)	(196,054)
Total stockholders' equity	677,227	404,012

Total liabilities and stockholders' equity	$761,578	$452,625

CLEANSPARK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share and share amounts)

	For the year ended
	September 30, 2023	September 30, 2022
Revenues, net
Bitcoin mining revenue, net	$168,121	$131,000
Other services revenue	287	525
Total revenues, net	$168,408	$131,525

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown below)	93,580	41,234
Professional fees	10,869	6,469
Payroll expenses	45,714	40,920
General and administrative expenses	20,823	10,423
Loss (gain) on disposal of assets	1,931	(643)
Other impairment expense (related to bitcoin)	7,163	12,210
Impairment expense - other	—	250
Impairment expense - goodwill	—	12,048
Realized gain on sale of bitcoin	(1,357)	(2,567)
Depreciation and amortization	120,728	49,045
Total costs and expenses	$299,451	$169,389

Loss from operations	(131,043)	(37,864)

Other income (expense)
Other income	11	308
Change in fair value of contingent consideration	2,484	306
Realized gain on sale of equity security	—	1
Unrealized loss on equity security	—	(2)
Unrealized loss on derivative security	(259)	(1,950)
Interest income	481	190
Interest expense	(2,977)	(1,078)
Total other (expense) income	(260)	(2,225)

Loss before income tax expense	(131,303)	(40,089)
Income tax expense	857	—
Loss from continuing operations	$(132,160)	$(40,089)

Discontinued operations
Loss from discontinued operations	$(4,429)	$(17,237)
Income tax expense	—	—
Loss on discontinued operations	$(4,429)	$(17,237)

Net loss	$(136,589)	$(57,326)

Preferred stock dividends	—	336

Net loss attributable to common shareholders	$(136,589)	$(57,662)

Other comprehensive income	116	115

Total comprehensive loss attributable to common shareholders	$(136,473)	$(57,547)

CLEANSPARK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share and share amounts)

	For the year ended
	September 30, 2023	September 30, 2022
Loss from continuing operations per common share - basic	$(1.29)	$(0.95)

Weighted average common shares outstanding - basic	102,707,509	42,614,197

Loss from continuing operations per common share - diluted	(1.29)	(0.95)

Weighted average common shares outstanding - diluted	102,707,509	42,614,197

Loss on discontinued operations per common share - basic	$(0.04)	$(0.40)

Weighted average common shares outstanding - basic	102,707,509	42,614,197

Loss on discontinued operations per common share - diluted	$(0.04)	$(0.40)

Weighted average common shares outstanding - diluted	102,707,509	42,614,197

CLEANSPARK, INC.

RECONCILIATION OF ADJUSTED EBITDA

(UNAUDITED)

	For the Year Ended September 30,
	2023	2022
Net loss	$(136,589)	$(57,326)
Adjustments:
Loss from discontinued operations	$4,429	$17,237
Impairment expense - other	—	250
Impairment expense - goodwill	—	12,048
Depreciation and amortization	120,728	49,045
Stock based compensation	24,142	31,466
Other income	(11)	(308)
Change in fair value of contingent consideration	(2,484)	(306)
Realized gain on sale of equity security	—	(1)
Unrealized gain on equity security	—	2
Unrealized loss on derivative security	259	1,950
Interest income	(481)	(190)
Interest expense	2,977	1,078
Loss (gain) on disposal of assets	1,931	(643)
Income tax expense	857	—
Legal fees related to litigation & settlement related expenses	7,872	522
Legal fees related to financing & business development transactions	697	827
Severance expenses	701	405
Total Adjusted EBITDA[1]	$25,028	$56,056

Investor Relations Contact
Brittany Moore
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com